Annual Stockholders’  Meeting New York, NY May 6, 2024 Oppenheimer Holdings Inc.

WELCOME to Oppenheimer’s 2024  Annual Stockholders’ Meeting May 6, 2024 2

Safe Harbor Statement This presentation and other written or oral statements made from time to time by representatives of Oppenheimer Holdings Inc. ("Oppenheimer” or the “company”) may contain “forward‐looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward‐looking statements may relate to such matters as anticipated financial performance, future revenues or earnings, business prospects, new products or services, anticipated market performance and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward‐looking statements. Forward‐looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the company’s current beliefs, expectations and assumptions regarding the future of the company’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward‐looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the company’s control. The company cautions that a variety of factors could cause the company’s actual results to differ materially from the anticipated results or other expectations expressed in the company’s forwarding‐looking statements. These risks and uncertainties include, but are not limited to, those risk factors discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10‐K for the year ended December 31, 2023 filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2024 (the “2023 10‐K”) and Quarterly Report on Form 10‐Q for the quarter‐ended March 31, 2024 filed with the SEC on April 26, 2024 (the “2024 10‐Q1”). In addition, important factors that could cause actual results to differ materially from those in the forward‐looking statements include those factors discussed in Part I, “Item 2. Management’s Discussion & Analysis of Financial Condition and Results of Operations – Factors Affecting ‘Forward‐Looking Statements’” of the 2024 10‐Q1. Any forward‐looking statements herein are qualified in their entirety by reference to all such factors discussed in the 2023 10‐K, the 2024 10‐Q1 and the company’s other SEC filings. There can be no assurance that the company has correctly or completely identified and assessed all of the factors affecting the company’s business. Therefore, you should not rely on any of these forward‐looking statements. Any forward‐ looking statement made by the company in this presentation is based only on information currently available to the company and speaks only as of the date on which it is made. The company does not undertake any obligation to publicly update or revise any forward‐ looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. 3

$890.2  72% $345.9  28% Wealth Management Capital Markets Business Overview 4 Oppenheimer is a leading investment bank and full‐service investment firm that provides financial services and advice  to high net worth investors, individuals, businesses and institutions.  Wealth Management Private client services and  asset management solutions  tailored to individuals’ unique  financial objectives Capital Markets Investment banking  services and capital markets  products for institutions  and corporations Business Mix – FY 2023 Revenue ($1,248.8M)(1) (1) Chart does not include $12.7 million allocated to Corporate/Other. (2) Wealth Management represents the Private Client and Asset Management business segments. (3) Represents book value less goodwill and intangible assets divided by number of shares outstanding. (4) Attributable to Oppenheimer Holdings Inc. (5) Adjusted earnings per share attributable to Oppenheimer Holdings Inc. (a non‐GAAP financial measure) excludes $13.0 million of expense related to a regulatory  settlement associated with an industry‐wide focus on ‘off channel’ communications that was recognized during the year ended December 31, 2023.  Refer to the  schedule on page 19 for additional explanation of non‐GAAP financial measures and a reconciliation of adjusted earnings per share to U.S. GAAP Oppenheimer Snapshot (NYSE: OPY) 3/31/24 12/31/23 Stockholders’ Equity ($M):(4) $801.5 $789.2 Market Cap ($M):  $417.46 $428.71 Book Value per Share: $77.47 $76.72 Tangible Book Value per Share:(3) $60.41 $59.54 Share Price: $39.92 $41.16 Basic Earnings per Share:(4) $2.50 (Qtr) $2.81 (Yr) 2023 Adjusted Earnings Per Share (Basic)(4)(5): $4.02 (Yr) Diluted Earnings per Share:(4) $2.37 (Qtr) $2.59 (Yr) 2023 Adjusted Earnings per Share  (Diluted)(4)(5): $3.71 (Yr) P/E Ratio (TTM): 9.88 14.65 Dividend Yield (TTM): 1.50% 1.46% Employees: 2,951 2,942 # of Financial Advisors: 936 931 Retail Branches in the US: 89 90 Client Assets under Administration ($B): $124.9 $118.2 Assets Under Management ($B): $46.6 $43.9 A Preeminent Wealth Manager and Investment Bank (2)

Global Footprint 5 Europe  89 retail branches in the U.S.  5 international offices  2,951 employees – 936 financial advisors – 165+ institutional sales professionals – 37 senior research analysts US London Hong Kong Tel Aviv Geneva St.  Helier Wealth  Management  Institutional  Equities      Fixed Income      Investment  Banking    Research    Hong Kong Shanghai Beijing AsiaMiddle East  Hong Kong London, UK  Geneva,  Switzerland  St. Helier, Isle of  Jersey  Tel Aviv, Israel Data as of March 31, 2024 Strong presence in the U.S. and Internationally . (1) (1) Advisory only

Summary Operating Results: 2023 vs. 2022 (Unaudited)

OPPENHEIMER

($000's, except per share amounts)

For the 12-Months Ended

REVENUE	12/31/23	12/31/22	% Change
Commissions	$349,248	$370,382	-5.7%
Advisory fees	415,679	425,615	-2.3%
Investment banking	117,665	127,529	-7.7%
Bank deposit sweep income	172,807	104,558	65.3%
Interest	104,550	60,713	72.2%
Principal transactions, net	65,347	21,031	210.7%
Other	23,529	1,113	2,014.0%
Total Revenue	**1,248,825**	**1,110,941**	**12.4%**
EXPENSES			
Compensation and related expenses	782,396	740,827	5.6%
Non-compensation related expenses	419,659	324,560	29.3%
Total Expenses	1,202,055	1,065,387	12.8%
Pre-tax Income	46,770	45,554	2.7%
Net income attributable to Oppenheimer Holdings Inc.	**$30,179**	**$32,351**	**-6.7%**
Earnings per share (Basic)	$ 2.81	$ 2.77	1.4%
Earnings per share (Diluted)	$ 2.59	$ 2.57	0.8%

Highlights

Revenue of **$1.2 billion**, net income of **$30.2 million** and basic earnings per share of **$2.81** for the full year 2023

Increased revenues for the full year 2023 due to record bank deposit sweep income and margin interest income and substantially higher fixed income sales and trading revenues than prior year

Compensation expense as a percentage of revenue was **62.7%** during the 2023 year vs. **66.7%** during the prior year primarily due to higher interest-sensitive revenues that are not directly correlated with compensation

Higher non-compensation expenses for the full year 2023 largely due to the impact of significant legal costs and an accrual for a regulatory settlement

The effective tax rate for the 2023 year was **35.3%** compared with **29.5%** for the prior year primarily due to the impact of a non-deductible **$13 million** regulatory settlement. The adjusted tax rate is **27.6%**[1] when this expense is excluded.

The Company repurchased **900,518** shares (**8%**) of Class A non-voting common stock during the full year 2023 under its previously announced share repurchase program and "Dutch Auction" tender offer

[1]Adjusted effective tax rate (a non-GAAP financial measure) excludes $13.0 million of expense related to a regulatory settlement associated with an industry-wide focus on 'off channel' communications that was recognized during the year ended December 31, 2023. Refer to the schedule on page 19 for additional explanation of non-GAAP financial measures and a reconciliation of the adjusted effective tax rate to U.S. GAAP.

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Earnings per share (Basic) $ 2.50 $ 1.32 89.4% Earnings per share (Diluted) $ 2.37 $ 1.22 94.3% Summary Operating Results: 1Q‐24 vs. 1Q‐23 (Unaudited) 7 Highlights ($000’s, except per share amounts) For the 3‐Months Ended REVENUE 3/31/24 3/31/23 % Change Commissions $          95,850 $          86,697 10.6% Advisory fees 114,847 100,544 14.2% Investment banking 50,537 37,965 33.1% Bank deposit sweep income 36,685 48,909 ‐25.0% Interest  26,766 24,941 7.3% Principal transactions, net 18,234 13,490 35.2% Other 10,219 9,133 11.9% Total Revenue 353,138 321,679 9.8% EXPENSES Compensation and related expenses 221,713 206,292 7.5% Non‐compensation related expenses 93,970 96,338 ‐2.5% Total Expenses 315,683 302,630 4.3% Pre‐tax income 37,455 19,049 96.6% Net income attributable to Oppenheimer Holdings Inc. $          26,054 $          14,617 78.2% Increased revenue for the first quarter of 2024  was primarily driven by a significant improvement  in private placement and underwriting‐related  fees generated by our investment banking  business, higher advisory fees attributable to a  rise in billable AUM as well as continued strength  in fixed income sales and trading revenue Assets under administration and under  management were both at record levels at  March 31, 2024, benefiting from market  appreciation and positive net asset flows Non‐compensation expenses decreased from the  prior year quarter primarily due to lower legal  costs partially offset by higher interest expense Compensation expenses increased from the prior  year quarter largely as a result of higher base  salary expense and higher production‐related  expenses Book value and tangible book value per share  reached new record highs as a result of positive  earnings and share repurchases The Company repurchased 214,723 shares (2%)  of Class A non‐voting common stock during the  first quarter of 2024 under its share repurchase  program versus 95,055 shares of Class A non‐ voting common stock in the prior year period Bank deposit sweep income decreased from a  year ago due to lower cash sweep balances

8 123.0 159.0 32.4 30.2 14.6 26.1 43.2 2020 2021 2022 2023 1Q‐23 1Q‐24 Net Income Adjusted Net Income Select Financial Measures Earnings per Share ($)1 Net Income ($M)1Revenue ($M) Stockholders’ Equity ($M)1 2.77 12.57 9.73 1 Attributable to Oppenheimer Holdings Inc. 1,198.7  1,394.0  1,110.9  1,248.8  321.7  353.1 2020 2021 2022 2023 1Q‐23 1Q‐24 9.30 11.70 2.57 2.59 1.22 2.37 2020 2021 2022 2023 1Q‐23 1Q‐24 EPS ‐ Diluted EPS ‐ Basic 2.81 1.32 2.50 685.5 823.9 794.2 789.2 800.4 801.5 2020 2021 2022 2023 1Q‐2023 1Q‐2024 1 Represents adjusted net income attributable to Oppenheimer Holdings Inc. (a non‐GAAP financial measure) which  excludes $13.0 million of expense related to a regulatory settlement associated with an industry‐wide focus on ‘off  channel’ communications that was recognized during the year ended December 31, 2023. Refer to the schedule on  page 19 for additional explanation of non‐GAAP financial measure and a reconciliation of adjusted net income to  US. GAAP.  1

OPY Historical Stock Price $40.05 NYSE: OPY April 30, 2024 9 03/31/23, 39.15 0 100,000 200,000 300,000 400,000 500,000 600,000 700,000 800,000 $0.00 $10.00 $20.00 $30.00 $40.00 $50.00 $60.00 Volume Price

Capital Structure

As of March 31, 2024 ($ in thousands)	
Total Assets:	$3,251,890
Stockholders' Equity: Long-Term Debt[1]:	$801,522 $113,050
Total Capitalization:	$914,572
Class A Shares Outstanding:	10,247
Debt to Equity Ratio:	14.1%
Gross Leverage Ratio[2]:	4.1x

Broker-Dealer Regulatory Capital ($ in millions)	
Regulatory Net Capital:	$431.4
Regulatory Excess Net Capital:	$412.6

(1) Becomes callable at par beginning in July 2024
(2) Total Assets divided by Total Stockholders' Equity

Liquidity & Capital

- During the quarter-ended March 31, 2024, the Company repurchased **214,723** shares (**2%**) of Class A non-voting common stock
- Book value ($**77.47**) and tangible book value ($**60.41**) per share increased from the prior year period largely as a result of share repurchases and positive earnings
- The Board of Directors announced a quarterly dividend of **$0.15** per share payable on May 24, 2024 to holders of Class A non-voting and Class B voting common stock of record on May 10, 2024
- Level 3 assets, comprised of auction rate securities, were $**2.7** million as of March 31, 2024

Book & Tangible Book Value per Share ($)



54.93
41.31
65.66
52.11
72.41
56.91
76.72
59.54
72.27
56.92
77.47
60.41
2020
2021
2022
2023
1Q-2023
1Q-2024
Tangible Book Value per Share (TBVPS)
Book Value per Share (BVPS)

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OPY Corporate Class A Buyback Activity 11 Average Price Amount Paid ($M) Shares Shares Outstanding (M) 323,249  718,522  177,192  1,684,287 900,518 95,055  214,723 2019 2020 2021 2022 2023 1Q‐23 1Q‐24  $25.99  $20.94  $43.67  $36.00  $39.00  $38.79  $39.05  $8.40  $15.05  $7.74  $60.64  $35.10  $3.69  $8.38 12.8 12.4 12.6 11.0 10.2 11.1 10.3

Interest and Fee Revenue 12 Interest and Fee Revenue ($M) Margin LendingFDIC Insured Bank Deposit Program  Credit extended to clients on a collateralized basis  Average customer margin debits were $1,222 million for TTM 3/31/24  Margin interest revenue of $78.6 million for TTM 3/31/24  Client funds swept into deposit accounts at participating banks and eligible for FDIC deposit insurance  +45 participating banks  FDIC Insured Bank Deposit program balance of $3.2 billion at 3/31/24  Bank deposit sweep income of $160.6 million for TTM 3/31/24  ‐  1.00%  2.00%  3.00%  4.00%  5.00%  6.00%  ‐  $50.0  $100.0  $150.0  $200.0  $250.0  $300.0 2018 2019 2020 2021 2022 2023 TTM 03/31/24 Margin Interest Bank Deposit Sweep Income Fed Funds Target

Segment Revenue Breakdown: 2023 vs. 2022 13 Pre‐Tax Income Breakdown by Segment ($M)Revenue Breakdown by Segment ($M) Private Client Asset  Management 2023 $1,249M 2022 $1,111M $142.3 $101.1 $ $ $675.7 61% $99.2 9% $337.8 30% Sweep Income /  Interest $156.4 $(1.8) Corp/Other $194.4 $142.3  2023 2022 $24.1  $35.8  2023 2022 $(63.0) $(25.7) 2023 2022 $801.8 64% $88.4 7% $345.9 28% Sweep Income /  Interest  $257.9 12.7 Corp/Other Capital Markets

Segment Revenue Breakdown 1Q‐24 vs. 1Q‐23 Pre‐Tax Income Breakdown by Segment ($M)Revenue Breakdown by Segment ($M) Private Client Asset Management Capital Markets 1Q‐24 Revenue $353.1M 1Q‐23 Revenue $321.7M 203.4 63% 150.8 57% 203.4 63% 90.3 28% $54.5 14 $68.2  $54.5   $(5.0)  $5.0  $15.0  $25.0  $35.0  $45.0 1Q ‐24 1Q ‐23 $7.6  $6.5   $(5.0)  $5.0  $15.0  $25.0  $35.0  $45.0 1Q ‐24 1Q ‐23 ($6.7) ($15.5)  $(25.0)  $(15.0)  $(5.0)  $5.0  $15.0  $25.0  $35.0  $45.0 1Q ‐24 1Q ‐23 213.0 60% $24.9  7% $112.1  32% Sweep/Interest   Income  $56.9 203.4 63% $24.0 8% $90.3  28% Sweep/Interest  Income $69.5 $4.0 Corp/Other $3.1 Corp/Other

Leading Wealth Management Platform 15 Wealth Management Services  Retail services: – Full‐Service Brokerage – Financial Planning, Retirement Services, Corporate &  Executive Services, and Trust Services – Margin & Securities Lending  Advisory Services: – Investment Policy Design & Implementation – Asset Allocation & Portfolio Construction – Research, Diligence & Manager Selection – Portfolio Monitoring & Reporting  Alternative Asset Management: – Hedge Funds & Fund‐of‐Funds – Private Equity Wealth Management Revenue ($M) Wealth Management Profit MarginClient Assets per Financial Advisor ($M) Well recognized brand and one of the few independent, non-bank broker-dealers with full service capabilities 104.6 122.6 108.4 127.0 113.6 133.6 2020 2021 2022 2023 1Q‐23 1Q‐24 772 770 775 890 227 238 2020 2021 2022 2023 1Q‐23 1Q‐24 25.2% 17.8% 22.9% 24.6% 26.8% 31.8% 0% 5% 10% 15% 20% 25% 30% 35% 2020 2021 2022 2023 1Q‐23 1Q‐24

Wealth Management Metrics 16 Client Assets Under Administration ($B) Client Assets Under Management ($B) Advisory Fees as a Percentage of Wealth Management Advisory Fees and Commissions Sustained shift to Fee-Based Revenue 66.0% 66.6% 68.4% 68.4% 68.5% 59% 61% 63% 65% 67% 69% 71% 73% 75% 77% 79% $0 $100 $200 $300 $400 $500 $600 $700 2020 2021 2022 2023 TTM Mar‐24 Advisory Fees ‐ Asset Management Gross Retail Commissions Fees % of Total Fees & Commissions 104.8 122.1 105.0 118.2 108.9 124.9 2020 2021 2022 2023 1Q‐23 1Q‐24 38.8 46.2 36.8 43.9 39.3 46.6 2020 2021 2022 2023 1Q‐23 1Q‐24

Capital Markets A leading capital markets business providing sophisticated investment banking, research and trading solutions Healthcare Technology Transportation  & Logistics Finance & Real  Estate Consumer  & Retail Energy Capital Markets Revenue Breakdown 2023 Capital Markets Revenue ($M) Investment Banking  Focus Industries 17 Institutional Equities  Sales and Trading  Equity Research − 37 senior research analysts covering  nearly 700 companies   Corporate Access (Conferences & NDRs) Investment Banking  Mergers & Acquisitions  Equity Capital Markets  Debt Capital Markets  Restructuring & Special Situations Fixed Income  Taxable Fixed Income  Non‐Taxable Fixed Income  Public Finance 427 626 338 346 90 112 2020 2021 2022 2023 1Q‐23 1Q‐24 $ 148.2  43% $ 90.1  26% $ 87.4  25% $ 20.2  6% Institutional Equities Global Fixed Income Investment Banking Public Finance & Municipal 2023 $345.9M 6.5% Sales & Trading  Revenues 2023 vs. 2022 4.5% Investment Banking  Revenues 2023 vs. 2022 

Summary 18 Investing in our future and poised for growth Our balance sheet remains well‐capitalized  with low overall leverage and broker‐dealer  regulatory capital far in excess of required  minimums Moving into 2Q‐24, advisory fees are expected  to benefit from tailwinds driven by elevated  AUM levels, though we expect interest‐sensitive  revenues to be pressured if the Federal Reserve  pivots to rate decreases later in the year During 1Q‐24, record AUM levels drove  significant increases in our advisory fees while  a meaningful uptick in private placement and  underwriting volumes boosted investment  banking revenues Will continue to pursue organic and  inorganic growth opportunities in areas  complimentary to our existing businesses  while continuing to look at the independent  channel We opportunistically took advantage of  periodic dips in our share price to purchase  approximately 900,518 and 214,723 Class A  non‐voting shares in 2023 and 1Q‐24,  respectively  The Company generated positive operating  results for 2023 despite mixed conditions and  significantly higher legal costs driven by a legacy  legal matter and a non‐recurring regulatory  settlement on ‘off‐channel’ communications  Looking ForwardIn Review Will opportunistically pursue hiring qualified  candidates across the platform, including in  Wealth Management and Capital Markets Well‐positioned to provide client advice amidst  uncertainty in interest rates, geopolitical tensions  in the Middle East and potential market volatility   in a Presidential election year

Explanation of Non‐GAAP Financial Measures (2023) The company included certain non‐GAAP financial measures within these materials to supplement the U.S. GAAP financial information. Adjusted results begin with information prepared in accordance with U.S. GAAP, and such results are adjusted to exclude certain items. Specifically, we included non‐GAAP measures that adjust the company’s net income, earnings per share and effective tax rate to exclude the expense associated with a non‐recurring regulatory settlement. The company believes that these non‐GAAP financial measures provide additional useful information for investors because they permit investors to view the financial measures on a basis consistent with how management views the operating performance of the firm. These non‐GAAP financial measures, when presented in conjunction with comparable U.S. GAAP measures, also are useful to investors when comparing the company’s results across different financial reporting periods on a consistent basis. The following tables reconcile our non‐GAAP financial measures to their respective U.S. GAAP measures. These non‐GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, as a substitute for, or superior to the analysis of U.S. GAAP financial measures. Net Income Attributable to Oppenheimer Holdings Inc., Earnings Per Share and Effective Tax Rate U.S. GAAP Reconciliation Reconciliation of net income attributable to Oppenheimer Holdings Inc. to adjusted net income attributable to Oppenheimer Holdings Inc., reconciliation of basic earnings per share to adjusted basic earnings per share, reconciliation of diluted earnings per share to adjusted diluted earnings per share and reconciliation of our effective tax rate to the adjusted tax rate are as follows: ('000s, except per share amounts) For the Three Months Ended December 31, 2023 For the Year Ended December 31, 2023 Net income attributable to Oppenheimer Holdings Inc. (U.S. GAAP) $  11,100 $  30,179 Net income impact of regulatory settlement 5,000 13,000 Adjusted net income attributable to Oppenheimer Holdings Inc. (non‐GAAP) $    16,100 $    43,179 Basic earnings per share (U.S. GAAP) $ 1.07 $ 2.81 Basic earnings per share impact of regulatory settlement $ 0.49 $ 1.21 Adjusted basic earnings per share (non‐GAAP) $                                        1.56 $                                        4.02 Diluted earnings per share (U.S. GAAP) $ 0.98 $ 2.59 Diluted earnings per share impact of regulatory settlement $ 0.44 $ 1.12 Adjusted diluted earnings per share (non‐GAAP) $                                        1.42 $                                        3.71 The table below reconciles our effective tax rate to the adjusted effective tax rate: For the Year Ended December 31, 2023 Effective tax rate (U.S. GAAP) 35.3% Tax rate impact of regulatory settlement (7.7)% Adjusted effective tax rate (non‐GAAP) 27.6% 19

Balance Sheet (Unaudited) 20